Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

 In connection with the filing by Santeon Group, Inc. (the "Company") of the Annual Report on Form 10-K for the year ended December 31, 2011 (the "Report"), the undersigned hereby certifies, to the best of his knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2012
/s/ Mark Guirgis
Name: Mark Guirgis
Title: Acting Chief Financial Officer and Principal Accounting Officer
(Principal Financial Officer)

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.